EXHIBIT 10.10

NATIONAL SECURITY SOLUTIONS INC.

FORM OF CHARTER OF THE EXECUTIVE COMMITTEE

OF THE BOARD OF DIRECTORS

The board of directors (the “Board”) of National Security Solutions Inc. (the “Company”) hereby establishes the Executive Committee of the Board (the “Executive Committee”) with the following purpose, authority, powers, duties and responsibilities.

I. PURPOSE

The purpose of the Executive Committee is to represent and assist the Board in its review and approval of a business combination. The Executive Committee functions are not intended to duplicate or to certify the activities of management. The Executive Committee serves a board-level oversight role where it receives information and provides advice, counsel and general direction, as it deems appropriate, to management.

II. MEMBERSHIP AND STRUCTURE

The Executive Committee shall be comprised of at least three members of the Board as determined from time to time by the Board. Members of the Executive Committee shall serve until such time as their resignation or removal by the Board. Unless a chairman of the Executive Committee is elected by the Board, the members of the Executive Committee shall designate a chairman of the Executive Committee by majority vote of the full Executive Committee membership.

An Executive Committee member may resign by delivering his or her written resignation to the chairman of the Board or may be removed by majority vote of the Board by delivery to such member of written notice of removal, to take effect at a date specified therein or upon delivery of such written notice to such member if no date is specified.

III. MEETINGS AND COMMITTEE ACTION

The Executive Committee shall meet at such times as it deems necessary to fulfill its responsibilities. Meetings of the Executive Committee shall be called by the chairman of the Executive Committee upon such notice as is provided for in the bylaws of the Company with respect to meetings of the Board. A majority of the members of the Executive Committee shall constitute a quorum. In fulfilling its responsibilities the Executive Committee shall have authority to delegate its authority to subcommittees, in each case to the extent permitted by applicable law. Actions of the Executive Committee may be taken in person at a meeting or in writing without a meeting. Actions taken at a meeting, to be valid, shall require the approval of a majority of the members of the Executive Committee present and voting. Actions taken in writing, to be valid, shall be signed by all members of the Executive Committee. The chairman of the Executive Committee shall report its minutes from each meeting to the Board.

The chairman of the Executive Committee shall establish such rules as may from time to time be necessary or appropriate for the conduct of the business of the Executive Committee. At each meeting, the chairman of the Executive Committee shall appoint as secretary a person who may, but need not, be a member of the Executive Committee. A certificate of the secretary of the Executive Committee or minutes of a meeting of the Executive Committee executed by the secretary setting forth the names of the members of the Executive Committee present at the meeting or actions taken by the Executive Committee at the meeting shall be sufficient evidence at all times as to the members of the Executive Committee who were present, or such actions taken.

IV. RESPONSIBILITIES

The Executive Committee is responsible for:

•

Recommending the engagement, and the terms and fees related to such engagement, of any (i) advisor (ii) third party engaged to provide due diligence services to the Company or (iii) third party engaged to provide acquisition advisory services to the Company. In discharging this duty, the Executive Committee will be entitled to take into consideration such guidelines as it deems appropriate. These guidelines may include judgment, skill, diversity, experience with businesses and other organizations comparable to the Company, the interplay of the service provider’s experience with the experience of other members of management, and the extent to which the service provider’s skill set would be a desirable addition to the Company’s management team. The Executive Committee may solicit and consider suggestions of the directors or management regarding possible service providers.

•

Reviewing the qualifications of any proposed executive officer to be hired by the Company, consistent with criteria approved by the Board, and recommending to the Board the hiring of such proposed executive officer.

•

Reviewing and discussing with management any proposed business combination and determining whether to present the opportunity to the full Board for consideration and approval. In discharging this duty, the Executive Committee will be entitled to take into consideration such guidelines as it deems appropriate. These guidelines may include (i) the size of the transaction, (ii) the consideration to be paid for the target, including the overall composition of the consideration, (iii) the liabilities to be assumed or incurred by the Company, (iv) the potential management team of the combined entity, (v) the target’s ability to provide financial statements which have been prepared with, or can be reconciled to, U.S. GAAP, (vi) the likelihood that the Company’s stockholders will approve the transaction, (vii) the potential tax consequences of the transaction, (viii) the potential profitability of the combined entity, (ix) other benefits which may accrue to the Company’s stockholders resulting from the transaction and (x) such other factors as may be relevant to the proposed transaction.

To the extent any recommendation made by the Executive Committee qualifies as a related party transaction, such recommendation shall be approved by a majority of the disinterested independent members of the Board.